Exhibit 99.1
Harris Stratex Networks Reports Q3 Fiscal 2007 Financial Results
     Research Triangle Park, NC, — May 1, 2007 - Harris Stratex Networks, Inc. (NASDAQ: HSTX), the leading independent supplier of turnkey wireless network solutions, today reported financial results for the third quarter of fiscal 2007, which ended March 30, 2007.
     On January 26, 2007, the Harris Microwave Communications Division (“MCD”) was combined with Stratex Networks (“Stratex”) to create a new company — Harris Stratex Networks, Inc. The company’s third quarter results exclude the January 2007 results of Stratex, which preceded the date of the merger.
     Revenue for the third quarter of fiscal 2007 was $139.0 million, compared with $73.6 million for MCD in the third quarter of fiscal 2006. Net loss in the third quarter of fiscal 2007, as reported in accordance with U.S. generally accepted accounting principles (GAAP), was $23.2 million, or $0.58 per share, which includes $28.9 million in pre-tax charges associated with the combination.
Non-GAAP Financial Results
     On a non-GAAP basis, pro forma combined revenue for the third quarter of fiscal 2007 grew 7 percent to $146.8 million, compared with $137.6 million in the same period of the prior year. Orders in the quarter were greater than sales. Non-GAAP results include the January 2007 results for Stratex.
     Revenue for the North America microwave segment increased 34 percent year over year, reflecting continuing market strength driven by mobile operators substituting wireless capabilities for leased lines and expanding geographic footprint to handle higher bandwidth services. Private network revenue strengthened in the quarter with significant business from state and local governments for network hardening, network interoperability and homeland security projects. International revenue declined 4 percent in the quarter compared with the prior year, primarily as a result of lower orders and project delays in Africa, Europe, the Middle East and Russia, as well as merger integration disruptions in these regions. International revenue was higher in Latin America compared to the prior year. Revenue in the Network Operations segment of the business increased 21 percent over the prior year.
     Harris Stratex Networks third quarter non-GAAP pro forma net income rose 16 percent to $3.7 million, or $0.06 per basic share. This compares with non-GAAP pro forma net income of $3.2 million in the year ago period. The non-GAAP pro forma results exclude charges related to purchase accounting for the combination, restructuring and integration activities undertaken in connection with the merger, and stock-based compensation, and include the January results for Stratex. On a non-GAAP pro forma basis, operating income in the third quarter was $5.6 million, which was flat with the prior-year quarter. While ongoing product cost reductions progressed as planned and product margins continued to improve, an unusually high mix of services revenue versus product revenue in the quarter reduced gross margin and operating results.
     A full reconciliation of GAAP net income (loss) to non-GAAP net income (loss) is provided in the accompanying financial tables.
     “The revenue momentum that both MCD and Stratex had entering the merger was interrupted more than anticipated during the implementation of our integration plans. This has been a complex merger with a significant reach into global markets. We believe the challenges are temporary, and the necessary actions have been initiated to accelerate our momentum and to achieve the significant potential of this new company. In spite of disruptions, we are pleased to report that pro forma third quarter 2007 revenues were seven percent above the year ago period,” said Guy Campbell, president and chief executive officer of Harris Stratex Networks. “Even though we experienced a modest decline in international revenue, North America continued to drive good revenue growth as mobile operators expand network reach and deploy higher bandwidth services. Our new product revenues, from products less than three years old, increased year-over-year, demonstrating the broad acceptance of our innovative technology within our global customer base. In addition, we had a positive book-to-bill in the quarter and increased our backlog as we enter the fourth quarter.
     “Our cost reduction initiatives are proceeding on schedule, and we expect to capture or exceed the projected $3 million to $4 million in cost savings forecasted for FY07 by the end of June. We remain focused on our R&D programs to develop and introduce expanded functionality to maintain our competitive advantage while reducing costs and addressing our customers’ needs,” added Campbell.
Outlook and Guidance for Harris Stratex Networks
     The following forecasts are based on current expectations. These statements are forward-looking, and actual results may differ materially. Please see the Safe Harbor Statement in this release for a description of certain important risk factors that could cause actual results to differ, and refer to the company’s reports on file with the Securities and Exchange Commission (SEC) for a more complete description of the risks.

     Revised non-GAAP guidance for the second half of fiscal year 2007 (ending June 29, 2007) is a range of $0.19 to $0.24 per diluted share. Second half revenue is expected in a range between $300 million to $310 million. Non-GAAP earnings guidance for fiscal year 2008 is a range of $1.05 to $1.22 per diluted share. Our planned cost reduction actions are expected to be completed by mid fiscal year 2008 and should result in savings of $35 million. Revenue in fiscal year 2008 is expected to increase 5 to 10 percent compared to the prior year.
     “While integration disruptions have temporarily dampened the strong momentum that both companies had entering the merger, our strategy of combining two industry leaders to create a global market leader remains sound. We believe strongly that the greater scale and industry leadership we have created is a game-changing strategy that will reshape the industry for wireless transmission network solutions,” Campbell said. “Our focus remains on rapid response to customer needs and the achievement of the financial performance we envision for this new company.”
Non-GAAP Measures and Comparative Financial Information
     Tables reconciling financial results for the Microwave Communications Division of Harris Corporation and Stratex Networks for each quarter of fiscal 2006 and the first two quarters of fiscal 2007 will be posted on the investor relation page of the company Web site at www.HarrisStratex.com.
     Harris Stratex Networks, Inc. and the Microwave Communications Division of Harris Corporation report information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The GAAP information presented in this press release consists of the results of operations and financial position of Harris Stratex Networks, Inc. for the quarter and three quarters ended March 30, 2007 and the quarter and three quarters ended March 31, 2006. On January 26, 2007, the Microwave Communications Division of Harris Corporation and Stratex Networks, Inc. merged into Harris Stratex Networks, Inc. and became one reporting entity. Accordingly, management of Harris Stratex Networks will monitor revenues, cost of product sales and services, engineering, general and administrative expenses, operating income or loss, income or loss from operations, tax expense or benefit, net income or loss, and net income per diluted share for the new combined entity for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. As such, historical non-GAAP combined information has been included in this press release for comparative purposes. These measures exclude certain costs and expenses as discussed herein. As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Harris Stratex Networks’ business and to better understand our performance.
     Harris Stratex Networks management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Harris Stratex Networks presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate the Company’s financial performance. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.
Conference Call
     Harris Stratex Networks will host a conference call to discuss the company’s financial results at 5:30 p.m. Eastern Time on Tuesday, May 1, 2007. Those wishing to join the call should dial 303-262-2138, (no pass code required) at approximately 5:20 p.m. A replay of the call will be available starting one hour after the call’s completion until May 7, 2007. To access the replay, dial 303-590-3000 (pass code: 11087382 #). A live and archived webcast of the conference call will also be available via the company’s Web site at www.HarrisStratex.com/investors/conference-call.
About Harris Stratex Networks
     Harris Stratex Networks is the world’s leading independent supplier of turnkey wireless network solutions. The company offers reliable, flexible and scalable wireless network solutions, backed by comprehensive professional services and support. Harris Stratex Networks serves all global markets, including mobile network operators, public safety agencies, private network operators, utility and transportation companies, government agencies and broadcasters. Customers in more than 135 countries depend on Harris Stratex Networks to build, expand and upgrade their voice, data and video solutions. Harris Stratex Networks is recognized around the world for innovative, best-in-class wireless networking solutions and services. For more information, visit www.HarrisStratex.com.

2

Safe Harbor Statement
     The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. All statements, trend analyses and other information contained herein about the markets for the services and products of Harris Stratex Networks and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including “anticipate”, “believe”, “plan”, “estimate”, “expect”, “goal” and “intend”, or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Harris Stratex Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:
•	the failure to obtain and retain expected synergies from the merger;

•	the ability to successfully integrate the operations, personnel and businesses of the former Stratex Networks, Inc. with those of the former Microwave Communications Division of Harris Corporation;

•	the ability to minimize the disruption of the merger and related integration on direct and indirect sales channels;

•	continued price erosion as a result of increased competition in the microwave transmission industry;

•	the ability to achieve business plans for Harris Stratex Networks;

•	the ability to manage and maintain key customer relationships

•	the effect of technological changes on Harris Stratex Networks’ businesses;

•	the ability to maintain projected product rollouts, product functionality or market acceptance of planned products;

•	the failure of Harris Stratex Networks to protect its intellectual property rights and its ability to defend itself against intellectual property infringement claims by others;

•	currency and interest rate risks;

•	the impact of political, economic and geographic risks on international sales; and

•	the impact of slowing growth in the wireless telecommunications market combined with supplier and operator consolidations;

•	pricing pressure on Harris Stratex Networks products and services.
     For more information regarding the risks and uncertainties of the microwave communications business as well as risks relating to the combination of the former Harris Corporation Microwave Communications Division and the former Stratex Networks, see “Risk Factors” in the proxy statement/prospectus included in the Company’s registration statement on Form S-4, as amended, as well as other reports filed by Harris Stratex Networks with the U.S. Securities and Exchange Commission from time to time. Harris Stratex Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Contact:	Media Contact:
Mary McGowan	Kami Spangenberg
Summit IR Group Inc.	Harris Stratex Networks, Inc.
(408) 404-5401	(919) 767-5238
Mary@summitirgroup.com	Kami.Spangenberg@HSTX.com
Financial Tables Attached.

3

PRESS RELEASE
Table 1
HARRIS STRATEX NETWORKS, INC.
FY’ 07 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	Quarter Ended		Three Quarters Ended
	March 30,	March 31,	March 30,	March 31,
	2007	2006	2007	2006
	(In millions, except net loss per share)
Revenue from product sales and services	$139.0	$73.6	$333.8	$247.1

Cost of product sales and services	(101.8)	(48.5)	(230.9)	(201.4)
Amortization of purchased technology	(1.2)	—	(1.2)	—

Gross margin	36.0	25.1	101.7	45.7
Engineering, selling and administrative expenses	(40.1)	(24.3)	(91.0)	(67.2)
Acquired in-process research and development	(15.3)	—	(15.3)	—
Amortization of intangible assets	(3.0)	—	(3.0)	—
Corporate allocations expense	(0.3)	(6.9)	(3.7)	(10.2)

Operating loss	(22.7)	(6.1)	(11.3)	(31.7)
Interest income	0.8	—	1.2	0.6
Interest expense	(1.0)	(0.6)	(1.5)	(1.0)

Loss before income taxes	(22.9)	(6.7)	(11.6)	(32.1)
Income tax (expense)	(0.3)	(0.2)	(1.0)	(6.5)

Net loss	$(23.2)	$(6.9)	$(12.6)	$(38.6)

Net loss per common share
Basic and diluted	$(0.58)	*	$(0.93)	*

Basic and diluted weighted average shares
outstanding	40.3	*	13.5	*

*	Prior to January 26, 2007, the Company was not a public reporting entity and there were no shares outstanding for purposes of earnings (loss) per share calculations.

Table 2
HARRIS STRATEX NETWORKS, INC.
FY’ 07 Third Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	March 30,	June 30,
	2007	2006 (1)
	(In millions)
Assets
Cash and cash equivalents	$59.4	$13.8
Short-term investments	35.8	—
Receivables	163.5	123.9
Inventories and unbilled costs	168.1	97.4
Current deferred taxes	3.5	—
Plant and equipment	79.4	51.8
Goodwill	274.6	28.3
Identifiable intangible assets	150.6	6.4
Non-current deferred taxes	1.7	9.6
Other assets	38.8	21.4

	$975.4	$352.6

Liabilities and Shareholders’ Equity
Current portion of long-term debt	$11.3	$0.2
Accounts payable	81.3	42.1
Accrued expenses and other current liabilities	79.8	45.7
Due to Harris Corporation	14.8	12.6
Long-term debt	11.1	—
Restructuring and other long-term liabilities	11.8	—
Warrants outstanding	4.5	—
Redeemable preference shares	8.3	—
Shareholders’ equity	752.5	252.0

	$975.4	$352.6

(1)	Derived from audited financial statements.

Table 3
HARRIS STRATEX NETWORKS, INC.
FY’ 07 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Three Quarters Ended
	March 30,	March 31,
	2007	2006
Cash flow used in Operations	$(11.5)	$(2.2)

Cash flows from Investing Activities:
Proceeds from sale of land and building	—	4.6
Cash and cash equivalents acquired from Stratex Acquisition, net of direct costs of $12.7 million	20.4	—
Purchases of short-term investments, net	(10.4)	—
Purchases of capital assets	(7.2)	(3.6)

Net cash provided by Investing Activities	2.8	1.0

Cash flows from Financing Activities:
Proceeds from issuance of short-term debt	—	3.0
Proceeds from issuance of redeemable preference shares	8.3	—
Proceeds from issuance of Class B common stock to Harris Corporation	26.9	—
Proceeds from exercise of former Stratex stock options	1.4	—
Proceeds from exercise of warrants	0.2	—
Payments on long-term debt	(2.6)	—
Registration costs for Class A common stock issued in Stratex Acquisition	(1.1)	—
Net cash and other transfers from Harris Corporation prior to the Stratex Acquisition	24.1	(0.6)

Net cash provided by Financing Activities	57.2	2.4
Effect of exchange rate changes on cash and cash equivalents	(2.9)	0.7

Net increase in cash and cash equivalents	45.6	1.9
Cash and cash equivalents, beginning of year	13.8	7.8

Cash and cash equivalents, end of year	$59.4	$9.7

HARRIS STRATEX NETWORKS, INC.
FY’ 07 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
     To supplement our consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of revenue, gross margin, operating income (loss), non-operating income (loss); cost of product sales and services; engineering, selling and administrative expenses; income before income taxes; income taxes; net income, and net income per diluted share adjusted to exclude certain costs, expenses, gains and losses. Management of Harris Stratex Networks, Inc. (the “Company” or “Harris Stratex”) believes that these non-GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Harris Stratex business and to better understand our performance. In addition, the Company may utilize non-GAAP financial measures as a guide in its budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 4
HARRIS STRATEX NETWORKS, INC.
FY’ 07 Third Quarter Summary
RECONCILIATION OF NON–GAAP FINANCIAL MEASURES
Condensed Consolidated Statement Of Operations
(Unaudited)

	Quarter Ended			Quarter Ended
	March 30, 2007			March 31, 2006
				MCD and Stratex
		Non-GAAP		Combined as	Non-GAAP
	As Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP
	(In millions, except for net loss per share)
Revenue from product sales and services (A)	$139.0	$7.8	$146.8	$137.6	$—	$137.6
Cost of product sales and services (B)	(101.8)	(0.5)	(102.3)	(92.9)	—	(92.9)
Amortization of purchased technology (C)	(1.2)	1.2	—	—	—	—

Gross margin	36.0	8.5	44.5	44.7	—	44.7
Engineering, selling and administrative expenses (D)	(40.1)	1.5	(38.6)	(39.9)	0.8	(39.1)
Acquired in-process research and development (E)	(15.3)	15.3	—	—	—	—
Amortization of intangible assets (F)	(3.0)	3.0	—	—	—	—
Corporate allocations expense(G)	(0.3)	—	(0.3)	(6.9)	6.9	—

Operating (loss) income	(22.7)	28.3	5.6	(2.1)	7.7	5.6
Interest income	0.8	0.1	0.9	—	—	—
Interest expense	(1.0)	(0.2)	(1.2)	(1.1)	—	(1.1)

(Loss) income before income taxes	(22.9)	28.2	5.3	(3.2)	7.7	4.5
Income taxes (H)	(0.3)	(1.3)	(1.6)	(0.4)	(0.9)	(1.3)

Net (loss) income	$(23.2)	$26.9	$3.7	$(3.6)	$6.8	$3.2

Net (loss) income per common share
Basic and diluted	$(0.58)		$0.06	*		*

Basic and diluted weighted average shares
Outstanding	40.3		57.7	*		*

*	Prior to January 26, 2007, the Company was not a public reporting entity and there were no shares outstanding for purposes of earnings (loss) per share calculations.

Table 4 (Continued)
HARRIS STRATEX NETWORKS, INC.
FY’ 07 Third Quarter Summary
RECONCILIATION OF NON–GAAP FINANCIAL MEASURES
Condensed Consolidated Statement Of Operations
(Unaudited)

	Three Quarters Ended			Three Quarters Ended
	March 30, 2007			March 31, 2006
				MCD and Stratex
		Non-GAAP		Combined as	Non-GAAP
	As Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP
	(In millions, except for net loss per share)
Revenue from product sales and services (A)	$333.8	$145.8	$479.6	$423.1	$—	$423.1
Cost of product sales and services (B)	(230.9)	(94.1)	(325.0)	(326.4)	35.1	(291.3)
Amortization of purchased technology (C)	(1.2)	1.2	—	—	—	—

Gross margin	101.7	52.9	154.6	96.7	35.1	131.8
Engineering, selling and administrative expenses (D)	(91.0)	(26.3)	(117.3)	(112.8)	3.2	(109.6)
Acquired in-process research and development (E)	(15.3)	15.3	—	—	—	—
Amortization of intangible assets (F)	(3.0)	3.0	—	—	—	—
Corporate allocations expense(G)	(3.7)	3.4	(0.3)	(10.2)	10.2	—

Operating (loss) income	(11.3)	48.3	37.0	(26.3)	48.5	22.2
Interest income	1.2	1.8	3.0	1.2	—	1.2
Interest expense	(1.5)	(1.4)	(2.9)	(2.2)	—	(2.2)
Other expense, net	—	(0.9)	(0.9)	(1.6)	—	(1.6)

(Loss) income before income taxes	(11.6)	47.8	36.2	(28.9)	48.5	19.6
Income taxes (H)	(1.0)	(9.9)	(10.9)	(7.8)	1.9	(5.9)

Net (loss) income	$(12.6)	$37.9	$25.3	$(36.7)	$50.4	$13.7

Net (loss) income per common share
Basic and diluted	$(0.93)		$0.44	*		*

Basic and diluted weighted average shares
Outstanding	13.5		57.7	*		*

*	Prior to January 26, 2007, the Company was not a public reporting entity and there were no shares outstanding for purposes of earnings (loss) per share calculations.

Table 5
HARRIS STRATEX NETWORKS, INC.
Consisting of
The Microwave Communications Division of Harris Corporation
FY’ 06 Third Quarter Summary
RECONCILIATION OF NON–GAAP FINANCIAL MEASURES
Condensed Consolidated Statement Of Operations
(Unaudited)

	Quarter Ended			Three Quarters Ended
	March 31, 2006			March 31, 2006
	MCD	Non-GAAP	MCD	MCD	Non-GAAP	MCD
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
	(In millions)
Revenue from product sales and services	$73.6	$—	$73.6	$247.1	$—	$247.1
Cost of product sales and services (B)	(48.5)	—	(48.5)	(201.4)	34.9	(166.5)
Gross margin	25.1	—	25.1	45.7	34.9	80.6

Engineering, selling and administrative expenses (D)	(24.3)	0.7	(23.6)	(67.2)	2.1	(65.1)
Corporate allocations expense (G)	(6.9)	6.9	—	(10.2)	10.2	—

Operating (loss) income	(6.1)	7.6	1.5	(31.7)	47.2	15.5
Interest income	—	—	—	0.6	—	0.6
Interest expense	(0.6)	—	(0.6)	(1.0)	—	(1.0)

(Loss) income before income taxes	(6.7)	7.6	0.9	(32.1)	47.2	15.1
Income taxes	(0.2)	—	(0.2)	(6.5)	—	(6.5)

Net (loss) income	$(6.9)	$7.6	$0.7	$(38.6)	$47.2	$8.6

Table 5 (Continued)
HARRIS STRATEX NETWORKS, INC.
Consisting of
Stratex Networks, Inc.
FY’06 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statement Of Operations
(Unaudited)

	Quarter Ended			Three Quarters Ended
	March 31, 2006			March 31, 2006
	Stratex	Non-GAAP	Stratex	Stratex	Non-GAAP	Stratex
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
				(In millions)
Revenue from product sales and services	$64.0	$—	$64.0	$176.0	$—	$176.0
Cost of product sales and services (B)	(44.4)	—	(44.4)	(125.0)	0.2	(124.8)

Gross margin	19.6	—	19.6	51.0	0.2	51.2
Engineering, selling and administrative expenses (D)	(15.6)	0.1	(15.5)	(45.6)	1.1	(44.5)

Operating income	4.0	0.1	4.1	5.4	1.3	6.7
Interest income	—	—	—	0.6	—	0.6
Interest expense	—	—	—	(1.2)	—	(1.2)
Other expense, net	(0.5)	—	(0.5)	(1.6)	—	(1.6)

Income before income taxes	3.5	0.1	3.6	3.2	1.3	4.5
Income taxes	(0.2)	—	(0.2)	(1.3)	—	(1.3)

Net income	$3.3	$0.1	$3.4	$1.9	$1.3	$3.2

Notes to tables 4, 5 and 7:
     Note A - Adjustment to revenue for the quarter and three quarters ended March 30, 2007 of $7.8 million and $145.8 million to add Stratex Networks, Inc. revenue for the month of January, 2007 and the 7 months ended January 26, 2007, prior to the merger.
     Note B - Adjustments to cost of product sales and services for the quarter and three quarters ended March 30, 2007 to add $6.3 million and $100.3 million to add Stratex Networks cost of product sales and services for the month of January, 2007, and the 7 months ended January 26, 2007, prior to the merger, and to remove merger related charges including amortization of the step-up in inventory and fixed assets ($5.6 million) and write off of deferred revenue ($0.1 million). Adjustments to cost of product sales and services for the quarter and three quarters ended March 30, 2007 to remove FAS 123R expense ($0.1 million for the quarter and $0.5 million for the three quarters ended March 30, 2007). Adjustments to the Microwave Communications Division of Harris Corporation’s cost of product sales and services for the three quarters ended March 30, 2006 to remove $34.9 million for inventory write-downs related to product discontinuances. Adjustment to Stratex Networks, Inc. cost of product sales and services for the three quarters ended March 30, 2006 to remove $0.2 million of APB No. 25 stock compensation expense prior to the adoption of FAS 123R.
     Note C - Adjustment for the quarter and three quarters ended March 30, 2007 to remove amortization of purchased intangibles incurred in connection with the merger.
     Note D - Adjustment to engineering, selling and administrative expenses for the quarter and three quarters ended March 30, 2007 of $3.6 million and $41.5 million to add Stratex Networks engineering, selling and administrative expenses for the month of January 2007 and the 7 months ended January 26, 2007, prior to the merger. Adjustment for the quarter and three quarters ended March 30, 2007 to remove restructuring costs of $1.3 million incurred following the merger. Adjustment to engineering, selling and administrative expenses for the quarter and three quarters ended March 30, 2007 to remove merger related charges including amortization of the step-up in inventory and fixed assets ($0.2 million), integration costs ($2.2 million for the quarter and $7.1 million for the three quarters ended March 30, 2007), and FAS 123R expense ($1.4 million for the quarter and $6.6 million for the three quarters ended March 30, 2007). Adjustments to the Microwave Communications Division of Harris Corporation’s engineering, selling and administrative expenses for the quarter and three quarters ending March 30, 2006 to remove FAS 123 expense ($0.4 million for the quarter and $1.4 million for the three quarters ended March 30, 2006), and to remove severance costs in associated with product discontinuance in the Microwave Communications Division ($0.3 million for the quarter and $0.7 million for the three quarters ended March 31, 2006). Adjustment to Stratex Networks, Inc. engineering, selling and administrative expenses for the quarter and three quarters ended March 30, 2006 to remove $0.1 million and $1.1 million of APB No. 25 stock compensations expense prior to the adoption of FAS 123R.
     Note E - Adjustment for the quarter and three quarters ended March 30, 2007 to remove write off of in-process research and development incurred in connection with the merger.
     Note F - Adjustment for the quarter and three quarters ended March 30, 2007 to remove amortization of purchased intangibles incurred in connection with the merger.
     Note G - Adjustment for the three quarters ended March 30, 2007 and for the quarter and three quarters ended March 30, 2006 to remove Corporate allocation expenses from Harris Corporation through December 31, 2006, which did not continue after the merger.
     Note H - Adjustment to reflect a pro forma 30 percent tax rate for quarter over quarter and year over year comparisons.

Table 6
HARRIS STRATEX NETWORKS, INC.
FY’ 07 Third Quarter Summary
REVENUE BY SEGMENT INFORMATION
(Unaudited)

	Quarter Ended		Three Quarters Ended
	March	March	March	March
	2007	2006	2007	2006
	(In millions)
Revenue
North America microwave	$48.9	$34.3	$157.5	$126.6
International microwave	84.9	35.0	161.6	107.8
Network operations	5.2	4.3	14.7	12.7

	139.0	73.6	333.8	247.1

Table 7
HARRIS STRATEX NETWORKS, INC.
FY’ 07 Third Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA INFORMATION
(Unaudited)

	Quarter Ended			Quarter Ended
	March 31, 2007			March 31, 2006
		Non-GAAP		MCD	Stratex	Combined
	As Reported	Adjustments	Non-GAAP	Actual	Actual	Non-GAAP
	(In millions)
North America	$48.9	$0.2	$49.1	$34.3	$2.4	$36.7
International:
Africa	35.2	2.4	37.6	21.3	10.2	31.5
Europe, Middle East and Russia	30.8	2.7	33.5	6.4	36.5	42.9
Latin America and AsiaPac	18.9	2.5	21.4	7.3	14.9	22.2

Total International	84.9	7.6	92.5	35.0	61.6	96.6

Network Operations	5.2	—	5.2	4.3	—	4.3

Net income	$139.0	$7.8	$146.8	$73.6	$64.0	$137.6